UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 2, 2009

AIRSPAN NETWORKS INC.
(Exact name of Registrant as Specified in Charter)

Washington
(State or Other Jurisdiction of Incorporation)

000-31031	75-2743995
(Commission File Number)	(I.R.S. Employer Identification No.)

777 Yamato Road, Suite 310, Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

(561) 893-8670
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

The Board of Directors of Airspan Networks Inc. (the “Company”) has established a special committee of independent directors (the “Special Committee”) to consider strategic alternatives for the Company.  The Special Committee has retained Stephens Inc. as its financial advisor to assist it in reviewing possible strategic alternatives.  There can be no assurance that strategic alternatives will be available or that the Company will elect to consummate any such alternatives.  The Company does not currently intend to provide updates or make any further comments until the outcome of the strategic review process is determined.  The Company has also determined to delay its fourth quarter and full year 2008 earnings release until after the close of the market on March 9, 2009 and before the market opens on March 10, 2009.  In light of the strategic review, the Company has determined not to hold an earnings conference call at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRSPAN NETWORKS INC.

By:  /s/ David Brant

David Brant
Senior Vice President and Chief Financial Officer

Date:  March 2, 2009